Surgalign Holdings, Inc. Announces Fourth Quarter and Full Year 2021 Results

Deerfield, Ill., March 15, 2022 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, today reported operating results for the fourth quarter and full year 2021.

Recent Highlights:
•Total global spine revenue of $21.8 million, compared to $26.2 million in the fourth quarter of 2020
•Net loss from continuing operations of $88.8 million, inclusive of a $72.1 million loss related to the Inteneural Networks, Inc. (INN) acquisition, or net loss of $0.64 share in the fourth quarter of 2021
•Adjusted EBITDA loss of $12.9 million, compared to a loss of $7.7 million in the fourth quarter of 2020
•Cash and cash equivalents at December 31, 2021 was $51.3 million
•In December 2021, the Company expanded is digital health capabilities through the acquisition of a significant equity interest in INN
•In January 2022, received FDA 510(k) clearance for HOLO PortalTM System, the world's first AI-driven AR guidance system for spine surgery
•In March 2022, the Company appointed David Lyle as Chief Financial Officer
“We are very proud of what we were able to accomplish during 2021 and early in 2022, despite the ongoing headwinds we are experiencing. I want to thank all of our employees for their hard work and perseverance to deliver for our customers while at the same time developing HOLO, which we believe is a quantum leap in the way surgical procedures are performed and ultimately the way patients are cared for throughout the care continuum,” said Terry Rich, President and Chief Executive Officer of Surgalign Holdings. “Fourth quarter performance was in line with our expectations, but continued to be heavily impacted by macro issues, including COVID-related procedural restrictions and hospital staffing shortages, both of which persisted during the first two months of 2022.”

Mr. Rich continued, “As we look to 2022, we are squarely focused on putting the pieces in place to allow us to drive the long-term adoption of HOLO. With a milestone FDA clearance in hand, our near term focus is on early commercial efforts to get HOLO into the hands of surgeons across the U.S. as part of our limited market release. We remain incredibly excited about the opportunity that exists for HOLO within the initial spine surgery market, but also for the broader opportunity for the platform as we move into additional procedural areas and incremental parts of the care continuum outside of the operating room.”

Fourth Quarter 2021
Global revenue for the quarter ended December 31, 2021, was $21.8 million compared to $26.2 million for the prior year period. The decrease in revenue is primarily due to decreased demand as a result of COVID-19 related headwinds in the fourth quarter.
Gross profit for the fourth quarter of 2021 was $12.3 million or 56.5% of revenue compared to $12.8 million or 48.8% of revenue in the fourth quarter of 2020.
General and administrative expenses for the fourth quarter of 2021 were $25.4 million compared to $27.3 million in the fourth quarter of 2020.
R&D expense for the fourth quarter of 2021 was $4.9 million compared to $2.2 million in the fourth quarter of 2020.
Net loss from continuing operations for the fourth quarter of 2021 was $88.8 million, inclusive of a $72.1 million loss related to the acquisition of INN, compared to a net loss of $118.1 million for the fourth quarter of 2020, inclusive of a $93.5 million loss related to the acquisition of Holo.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), for the fourth quarter of 2021 was a loss of $12.9 million compared to a loss of $7.7 million for the fourth quarter of 2020.
As of December 31, 2021, cash and cash equivalents were approximately $51.3 million. Subsequent to the end of the fourth quarter, the Company completed an underwritten public offering of its common stock, raising gross proceeds of approximately $17.8 million.
Fiscal 2022 Business Outlook

The Company anticipates full year revenue in the range of $83 to $87 million.

FDA 510(k) Clearance of HOLO Portal System

On January 18, 2022, the Company announced it had received clearance of its HOLO Portal surgical guidance system for use within lumbar spine procedures. The HOLO Portal system is the world’s first artificial intelligence (AI)-driven augmented reality (AR) guidance system for spine and the first clinical application of the Company’s HOLOTM AI digital health platform.

The HOLO Portal system combines machine learning-based image guidance technology with AR, automated spine segmentation (i.e., anatomy recognition), and automated surgical planning utilizing proprietary AI software. Intraoperative images are autonomously processed by the AI system to create a patient-specific plan that is presented to the surgeon using the AR display.

Acquisition of Equity Interest in Inteneural Networks, Inc.

In December 2021, the Company acquired an equity interest in INN, and its proprietary AI technology for autonomously segmenting and identifying neural structures in medical images and helping identify possible pathological states. The Company will also have the ability to acquire the remainder of INN’s outstanding equity interests upon the achievement of certain regulatory, developmental, and revenue-based commercial milestones. In June of 2021, the

Company and INN entered into a strategic collaboration agreement during which time the Company evaluated INN’s technology for future integration within the Company’s digital platform.

INN is developing technology that harnesses ML and AI to autonomously and accurately identify and segment neural structures in medical images and integrate specific reference information regarding possible pathological states to physicians caring for patients. This technology could have future applications in neurosurgery as well as the potential to address a wide variety of potential disorders, including dementia, autism, tumors, aneurysm, stroke, and neurovascular structures using magnetic resonance imaging and computed tomography platforms.

Appointment of David Lyle as Chief Financial Officer

On March 7, 2022, the Company announced the appointment of David Lyle as its Chief Financial Officer. Mr. Lyle brings more than two decades of financial leadership experience with the technology sector and has a proven track record of successfully scaling high growth technology companies, having served in leadership roles in both public and private organizations.

Conference Call

Surgalign will host a conference call and audio webcast at 4:30 p.m. ET today. The conference call can be accessed by dialing (866) 604-1616 (U.S.) or (201) 689-8043 (International), using conference ID 13724073. The webcast can be accessed through the investor section of Surgalign’s website at surgalign.com/investors/. A replay of the conference call will be available on Surgalign’s website for one month following the call.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in more than 50 countries worldwide through an expanding network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) risks relating to existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the SEC and internal investigations and related litigation; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical, Inc. (“Holosurgical”) and Inteneural Networks (“INN”) acquisitions, including the failure of Holosurgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xiv) the failure to effectively integrate Holosurgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xv) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xvi) the effect of the recent resignation of our auditor and our ability to successfully onboard a new auditor; (xvii) the continuation of recent quality issues with respect to our global supply chain; (xviii) the effects of recent resignations from our Board of Directors and executive leadership team, including our ability to find qualified candidates to fill those vacancies; (xix) the effect and timing of changes in laws or in governmental regulations; and (xx) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at

www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Mike Vallie
Investor and Media Contact
IR@surgalign.com

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues	$21,830	$26,187	$90,500	$101,749
Costs of goods sold	9,497	13,417	29,775	44,002
Gross profit	12,333	12,770	60,725	57,747

Operating Expenses:
General and administrative	25,404	27,329	104,668	124,424
Research and development	4,928	2,183	13,888	11,947
Loss (gain) on acquisition contingency	(1,034)	4,883	(4,587)	4,753
Asset acquisition expenses	72,087	93,501	72,087	94,999
Asset impairment and abandonments	2,401	2,656	12,195	14,773
Goodwill impairment	—	—	—	—
Transaction and integration expenses	1,179	544	3,689	4,872
Total operating expenses	104,965	131,096	201,940	255,768
Other operating income, net	—	—	(3,932)	—
Operating loss	(92,632)	(118,326)	(137,283)	(198,021)

Other (income) expense - net
Other (income) expense - net	19	31	(202)	(61)
Foreign exchange loss (gain)	526	(307)	1,447	(279)
Change in fair value of warrant liability	(4,474)	—	(14,736)	—
Total other (income) expense - net	(3,929)	(276)	(13,491)	(340)
Loss before income tax (benefit) provision	(88,703)	(118,050)	(123,792)	(197,681)
Income tax (benefit) provision	118	6	(886)	(3,486)
Net loss from continuing operations	(88,821)	(118,056)	(122,906)	(194,195)
Discontinued operations (Note 5)
(Loss) Income from operations of discontinued operations	—	(1,651)	(6,316)	179,934
Income tax (benefit) provision	(1,562)	(19,666)	(2,674)	19,522
Net (loss) income from discontinued operations	1,562	18,015	(3,642)	160,412
Net loss	(87,259)	(100,041)	(126,548)	(33,783)
Net loss applicable to noncontrolling interests	41,897	—	41,897	—
Net (loss) applicable to Surgalign Holdings, Inc.	$(45,362)	$(100,041)	$(84,651)	$(33,783)

Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - basic	$(0.64)	$(1.51)	$(1.00)	$(2.61)
Net loss from continuing operations per share applicable to Surgalign Holdings, Inc. - diluted	$(0.64)	$(1.51)	$(1.00)	$(2.61)
Net income from discontinued operations per share applicable to Surgalign Holdings, Inc. - basic	$0.01	$0.23	$(0.03)	$2.16
Net income from discontinued operations per share applicable to Surgalign Holdings, Inc. - diluted	$0.01	$0.23	$(0.03)	$2.16
Net loss per share applicable to Surgalign Holdings, Inc.- basic	$(0.33)	$(1.28)	$(0.69)	$(0.45)
Net loss per share applicable to Surgalign Holdings, Inc. - diluted	$(0.33)	$(1.28)	$(0.69)	$(0.45)
Weighted average shares outstanding - basic	138,534,225	78,158,968	122,592,569	74,403,155
Weighted average shares outstanding - diluted	138,534,225	78,158,968	122,592,569	74,403,155

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2021	2020
Assets
Cash	$51,287	$43,962
Accounts receivable - net	19,197	27,095
Inventories - net	26,204	22,841
Prepaid and other assets	8,984	10,284
Total current assets	105,672	104,182
Non-current inventories - net	10,212	7,856
Property, plant and equipment - net	945	521
Other assets - net	6,970	10,145
Total assets	$123,799	$122,704

Liabilities, Mezzanine Equity and Stockholders' Equity
Accounts payable	$10,204	$13,418
Current portion of acquisition contingency	25,585	8,996
Accrued expenses and other current liabilities	17,769	12,648
Accrued income taxes	484	11,761
Total current liabilities	54,042	46,823

Acquisition contingencies - Holo	26,343	47,519
Warrant liability	12,013	—
Notes payable - related party	9,982	—
Other Long-term liabilities	3,176	4,192
Total liabilities	105,556	98,534

Mezzanine equity	10,006	—

Stockholders' equity:
Common stock and additional paid-in capital	579,670	511,548
Accumulated other comprehensive loss	(1,820)	(2,416)
Accumulated deficit	(569,613)	(484,962)
Total stockholder's equity	8,237	24,170
Total liabilities and stockholders' equity	$123,799	$122,704

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(126,548)	$(33,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	2,479	6,581
Provision for bad debts and product returns	2,064	4,286
Change in fair value of warrant liability	(14,736)	—
Provision for inventory write-downs	9,096	17,691
Investor Fee	2,119	—
Revenue recognized due to change in deferred revenue	—	(2,618)
Deferred income tax provision	(171)	(1,807)
Stock-based compensation	5,212	6,528
Asset impairment and abandonments	12,195	14,773
Asset acquisition expenses	72,087	94,999
Loss (Gain) on acquisition contingency	(4,587)	4,753
Loss on extinguishment of debt	—	2,686
Bargain purchase gain	(90)	—
Amortization of debt issuance costs	—	283
Amortization of debt discount	—	2,479
Derivative loss	—	12,641
Loss (gain) on sale of OEM business (discontinued operations)	6,316	(209,800)
Other	24	279
Change in assets and liabilities:
Accounts receivable	5,701	4,444
Inventories	(15,480)	(12,607)
Accounts payable	(3,112)	5,306
Accrued expenses and income taxes payable	10,542	3,731
Right-of-use asset and lease liability	(2,542)	—
Contract liability	—	2,956
Other operating assets and liabilities	(12,361)	(11,839)
Net cash (used in) provided by operating activities	(51,792)	(88,038)
Cash flows from investing activities:
Payments for OEM working capital adjustment	(5,430)	—
Purchases of property and equipment	(13,423)	(10,115)
Patent and acquired intangible asset costs	(649)	(3,923)
Proceeds from sale of OEM business	—	437,097
Acquisition of INN	(5,000)	—
Business acquisitions, net of cash acquired	(330)	—
Acquisition of Holo Surgical	—	(32,117)
Net cash provided by (used in) investing activities	(24,832)	390,942
Cash flows from financing activities:
Share offering proceeds, net	82,326	—
Proceeds from exercise of common stock options	23	22
Proceeds from Employee Stock Purchase Program (ESPP)	407	—
Repayment of short-term obligations	—	(76,912)
Proceeds from long-term obligations	—	89,892
Payments of debt issuance costs	—	(1,740)
Payments on long-term obligations	—	(207,266)
Payments for treasury stock	(196)	(515)

Redemption of preferred stock	—	(66,519)
Net cash (used in) provided by financing activities	82,560	(263,038)
Effect of exchange rate changes on cash and cash equivalents	1,389	(1,512)
Net increase (decrease) in cash and cash equivalents	7,325	38,354
Cash and cash equivalents, beginning of period	43,962	5,608
Cash and cash equivalents, end of period	$51,287	$43,962
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, we disclose non-GAAP net income applicable to common shares and non-GAAP gross profit adjusted for certain amounts. The calculation of the tax effect on the adjustments between GAAP net loss applicable to common shares and non-GAAP net income applicable to common shares is based upon our estimated annual GAAP tax rate, adjusted to account for items excluded from GAAP net loss applicable to common shares in calculating non-GAAP net income applicable to common shares. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliations below.
The following are explanations of the adjustments that management excluded as part of the non-GAAP measures for the three and twelve months ended December 31, 2021 and 2020. Management removes the amount of these costs including the tax effect on the adjustments from our operating results to supplement a comparison to our past operating performance.
2021 Change in fair value of warrant liability – Other income related to the revaluation of our warrant liability.
2021 and 2020 Loss/(Gain) on acquisition contingency – The 2021 gain on acquisition contingency relates to an adjustment to our estimate of obligation for future milestone payments on the Holo Surgical acquisition. The loss on acquisition contingency for 2020 relates to an adjustment to our estimate of the obligation for future milestone payments on the Holo acquisition.
2021 Supplier prepayment write-off – Cost related to the write-off of prepaid royalty payments that the Company assessed would not be met in future years
2021 Bargain purchase gain – Gain related to our acquisition of Prompt Prototypes, LLC.

2021 Other Operating Income – Gain related to the Company's inventory settlement with OEM.
2021 and 2020 Asset impairment and abandonments – These costs relate to asset impairment and abandonments of certain long-term assets within the asset group.
2021 and 2020 Transaction and integration expenses – These costs relate to issuance costs for the registered direct offering and professional fees associated with the acquisition of Holo Surgical, Prompt Prototypes, LLC, purchase of Paradigm and as well as the disposal of OEM Businesses in 2020.
2021 and 2020 Asset acquisition expenses – The asset acquisition expenses related to the INN acquisition in 2021, and the Holo Surgical Acquisition in 2020
2021 and 2020 Inventory purchase price adjustment – These costs relate to the purchase price effects of acquired Paradigm inventory that was sold during the years ended December 31, 2021, and 2020.

2021 and 2020 Severance and restructuring costs – 2021 costs relate to the reduction of our organizational structure, primarily driven by simplification of our Marquette, MI location. 2020 costs relate to the reduction of our organizational structure, primarily driven by simplification of our international operating infrastructure, specifically our distribution model.

2020 Inventory write-off – These costs relate to the write-off of inventory related to the transition from an integrated manufacturing company to a distributed model.
2020 Restatement and related costs – These costs relate to consulting and legal fees and settlement expenses incurred as a result of the restatement, regulatory and related activities in 2020.

2020 Tax effect on new tax legislation – This adjustment represents charges relating to the Tax Legislation which was enacted on December 22, 2017.
Material Limitations Associated with the Use of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares should not be considered in isolation, or as a replacement for GAAP measures.
Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting EBITDA, Adjusted EBITDA and Adjusted Net Income Applicable to Common Shares in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Revenues to Adjusted Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$21,830	$26,187	$90,500	$101,749
Costs of processing and distribution	9,497	13,417	29,775	44,002
Gross profit, as reported	12,333	12,770	60,725	57,747
Inventory write-off	—	5,736	—	9,367
Supplier prepayment write-off	3,000	—	3,000	—
Inventory purchase price adjustment	497	1,180	2,036	3,409
Non-GAAP gross profit, adjusted	15,830	19,686	65,761	70,523
Non-GAAP gross profit percentage, adjusted	72.5%	75.2%	72.7%	69.3%

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss Applicable to Commons Shares to Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net (loss) income for continuing operations	$(88,821)	$(118,056)	$(122,906)	$(194,195)
Interest expense (income), net	—	31	—	(61)
Provision (benefit) for income taxes	118	6	(886)	(3,486)
Depreciation	602	831	2,457	3,566
Amortization of intangible assets	—	(253)	—	889
EBITDA	(88,101)	(117,441)	(121,335)	(193,287)
Reconciling items impacting EBITDA	—	—
Non-cash stock based compensation	994	978	5,212	5,736
Foreign exchange (gain) loss	526	(307)	1,447	(279)
Other reconciling items *	—
Inventory write-off	—	5,736	—	9,367
Supplier prepayment write-off	3,000	—	3,000	—
Other operating income	—	—	(3,932)	—
Inventory purchase price adjustment	497	1,180	2,036	3,409
Asset Acquisition Expenses	72,087	93,501	72,087	94,999
Restatement and related costs	—	515	—	13,152
Change in fair value of warrant liability	(4,474)	—	(14,736)	—
Loss (Gain) on acquisition contingency	(1,034)	4,883	(4,587)	4,753
Bargain purchase gain	—	—	(90)	—
Asset impairment and abandonments	2,401	2,656	12,195	14,773
Transaction and integration expenses	1,179	544	3,689	4,872
Severance and restructuring costs	(10)	34	208	34
Adjusted EBITDA	$(12,935)	$(7,721)	$(44,806)	$(42,471)
Adjusted EBITDA as a percent of revenues	-59%	-29%	-50%	-42%

*See explanations in Non-GAAP Financial Measures above.

SURGALIGN HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net (Loss) Income Applicable to Common Shares and Net (Loss) Income Per Diluted Share to Adjusted Net (Loss) Income Applicable to Common Shares and Adjusted Net (Loss) Income Per Diluted Share
(Unaudited, in thousands except per share data)

	For the Three Months Ended
	December 31, 2021		December 31, 2020
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
Net (loss) income for continuing operations	$(88,821)	$(0.64)	$(118,056)	$(1.51)
Change in fair value of warrant liability	(4,474)	(0.03)	—	0.00
Loss (Gain) on acquisition contingency	(1,034)	(0.01)	4,883	0.06
Supplier payment write-off	3,000	0.02	—	0.00
Asset acquisition expenses	72,087	0.52	93,501	1.20
Bargain purchase gain	—	0.00	—	0.00
Other operating income, net	—	0.00	—	0.00
Asset impairment and abandonments	2,401	0.02	2,656	0.03
Transaction and integration expenses	1,179	0.01	544	0.01
Inventory purchase price adjustment	497	0.00	5,736	0.07
Inventory write-off	—	0.00	1,180	0.02
Restatement and related costs	—	0.00	515	0.01
Severance and restructuring costs	(10)	0.00	34	0.00
Tax effect on new tax legislation	—	0.00	73	0.00
Tax effect on other adjustments	—	0.00	(2,616)	(0.03)
Adjusted *	$(15,175)	$(0.11)	$(11,550)	$(0.14)

*See explanations in Non-GAAP Financial Measures above.

	For the Twelve Months Ended
	December 31, 2021		December 31, 2020
	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share	Net (Loss) Income Applicable to Common Shares	Amount Per Diluted Share
Net loss from continuing operations	$(122,906)	$(1.00)	$(194,195)	$(2.61)
Change in fair value of warrant liability	(14,736)	(0.12)	—	0.00
Loss (Gain) on acquisition contingency	(4,587)	(0.04)	4,753	0.06
Supplier payment write-off	3,000	0.02	—	0.00
Asset acquisition expenses	72,087	0.59	94,999	1.28
Bargain purchase gain	(90)	0.00	—	0.00
Other operating income, net	(3,932)	(0.03)	—	0.00
Asset impairment and abandonments	12,195	0.10	14,773	0.20
Transaction and integration expenses	3,689	0.03	4,872	0.07
Inventory purchase price adjustment	2,036	0.02	3,409	0.05
Inventory write-off	—	0.00	9,367	0.13
Restatement and related costs	—	0.00	13,152	0.18
Severance and restructuring costs	208	0.00	34	0.00
Tax effect on new tax legislation	—	0.00	(3,464)	(0.05)
Tax effect on other adjustments	(28)	0.00	(11,519)	(0.15)
Adjusted *	$(53,064)	$(0.43)	$(63,819)	$(0.84)

*See explanations in Non-GAAP Financial Measures above.